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Exhibit 99.1

News Release

Enpro Reports Second Quarter 2026 Results; Raises Full-Year Guidance

Second Quarter 2026 Highlights
(All results reflect comparisons to prior-year period, unless otherwise noted)

•Sales of $338.8 million up 17.6%
•AST sales up 21.8%; Sealing Technologies sales up 15.3%
•Net income of $27.1 million versus $26.4 million
•Adjusted EBITDA* of $86.9 million versus $71.1 million
•GAAP diluted earnings per share of $1.27 versus $1.25
•Adjusted diluted earnings per share* of $2.50 versus $2.03
•Raising full-year 2026 guidance: Revenue growth in the range of 14% to 16%, adjusted EBITDA* in the range of $330 million to $340 million, and adjusted diluted earnings per share* in the range of $9.30 to $9.80

CHARLOTTE, N.C., August 4, 2026 -- Enpro Inc. (NYSE: NPO) today announced its financial results for the second quarter ended June 30, 2026.

“Enpro delivered a strong second quarter with sales increasing 17.6% year-over-year, driven by accelerating semiconductor industry demand, solid organic performance in Sealing Technologies, and contributions from recent acquisitions," said Eric Vaillancourt, President and Chief Executive Officer. "Demand for our products and solutions supporting leading-edge chip production remains healthy, and we expect AST sales growth to accelerate in the second half of 2026 as a result. We also expect organic growth in Sealing Technologies to strengthen in the second half, while maintaining strong profit levels. Reflecting our robust performance and positive momentum in key growth areas of the portfolio, we are raising our full-year 2026 guidance."

"As we advance our Enpro 3.0 strategy, we continue to invest across the organization to support customer demand trends and drive long-term growth and value creation. At the same time, we continue to selectively pursue strategic acquisitions with our strong balance sheet," Mr. Vaillancourt continued.

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Financial Highlights
(Dollars in millions except per share data)

	Quarters Ended June 30,			Six Months Ended June 30,
	2026	2025	Change	2026	2025	Change
Net sales	$338.8	$288.1	17.6%	$641.8	$561.3	14.3%
Net income	$27.1	$26.4	2.7%	$54.5	$50.9	7.1%
Diluted earnings per share	$1.27	$1.25	1.6%	$2.55	$2.40	6.3%
Adjusted net income*	$53.5	$43.1	24.1%	$99.1	$83.4	18.8%
Adjusted diluted earnings per share*	$2.50	$2.03	23.2%	$4.64	$3.93	18.1%
Adjusted EBITDA*	$86.9	$71.1	22.2%	$163.3	$138.9	17.6%
Operating margin	17.0%	15.9%	110 bps	15.8%	15.6%	20 bps
Adjusted EBITDA margin*	25.6%	24.7%	90 bps	25.4%	24.7%	70 bps
*Non-GAAP measure. See the attached tables for adjustments and reconciliations of historical non-GAAP measures to comparable GAAP measures. Because of the forward-looking nature of non-GAAP guidance measures, reconciliations of such measures are not presented. Such non-GAAP guidance measures are calculated in a manner consistent with the historical presentation of these measures in the attached tables.

Second Quarter 2026 Consolidated Results

Sales of $338.8 million increased 17.6% compared to last year and 10.9% organically. Strong demand for semiconductor products and solutions, double-digit growth in domestic general industrial markets, strength in aerospace and compositional analysis applications, as well as strategic pricing initiatives, more than offset continued slow commercial vehicle demand in North America and tepid general industrial and food and biopharmaceutical sales in Europe.

Corporate expense of $15.7 million in the second quarter of 2026 increased from $12.1 million last year primarily due to higher incentive compensation accruals and $1.3 million in restructuring costs.

Net income was $27.1 million, compared to $26.4 million last year. Diluted earnings per share were $1.27, compared to $1.25 in the prior year. Operating leverage from revenue growth was largely offset by a $16.1 million increase in reserves addressing legacy environmental liabilities and increased expenses supporting growth initiatives.
Adjusted net income* of $53.5 million increased 24.1% compared to the second quarter of 2025 and adjusted diluted earnings per share* increased 23.2% to $2.50, versus $2.03 last year.

Adjusted EBITDA* of $86.9 million, or 25.6% of total sales, increased 22.2% year-over-year. Higher sales drove the increase, offset in part by increased operating expenses supporting growth initiatives.

Second Quarter 2026 Segment Highlights

Sealing Technologies - Safeguarding environments with critical applications in diverse end markets —
Garlock, STEMCO, and Technetics Group

	Quarters Ended June 30,			Six Months Ended June 30,
(Dollars in millions)	2026	2025	Change	2026	2025	Change
Sales	$216.2	$187.5	15.3%	$415.2	$367.1	13.1%
Adjusted segment EBITDA	$71.7	$63.3	13.3%	$136.3	$122.0	11.7%
Adjusted segment EBITDA margin	33.2%	33.8%		32.8%	33.2%

•Sales increased 15.3% over last year. Excluding foreign exchange translation and contributions from the acquisitions of AlpHa Measurement Solutions and Overlook Industries completed in the fourth quarter of 2025, sales increased 5.0%. Strength in aerospace solutions, double-digit growth in domestic general industrial markets, solid demand growth for compositional analysis applications, as well as strategic pricing

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initiatives, were offset by continued soft demand in commercial vehicle markets and slow European general industrial and food and biopharmaceutical demand.
•Adjusted segment EBITDA of $71.7 million was up 13.3% year-over-year, with adjusted segment EBITDA margin remaining strong at 33.2%. Excluding foreign exchange translation and contributions from the recently completed acquisitions, adjusted segment EBITDA increased 3.8%.

Advanced Surface Technologies - Leading edge precision manufacturing, coatings, cleaning and refurbishment solutions and innovative optical coatings — NxEdge, Technetics Semi, LeanTeq, and Alluxa

	Quarters Ended June 30,			Six Months Ended June 30,
(Dollars in millions)	2026	2025	Change	2026	2025	Change
Sales	$122.9	$100.9	21.8%	$227.1	$194.7	16.6%
Adjusted segment EBITDA	$29.4	$19.8	48.5%	$53.7	$40.3	33.3%
Adjusted segment EBITDA margin	23.9%	19.6%		23.6%	20.7%

•Sales increased 21.8% organically. Strong performance in leading-edge precision cleaning solutions and healthy demand for semiconductor capital equipment were the primary growth drivers.
•Adjusted segment EBITDA increased 48.5%, with adjusted segment EBITDA margin up 430 basis points to 23.9%. Strong sales growth, fixed cost absorption, and foreign exchange tailwinds drove improved AST operating leverage during the quarter, despite continued investments supporting a strong growth outlook for the segment.

Balance Sheet, Cash Flow and Capital Allocation

During the six months ended June 30, 2026, the company generated $90.9 million of cash flow from operating activities and $61.4 million of free cash flow, net of $29.5 million in capital expenditures. This compares to $73.2 million of cash flow from operating activities, or $52.8 million of free cash flow, net of $20.4 million in capital expenditures last year. Higher net income and lower cash taxes were the primary drivers of these increases in cash flow, partially offset by investment in working capital supporting increased customer demand.

During the second quarter, the company paid a regular quarterly dividend of $0.32 per share, with dividend payments totaling $13.8 million for the six months ended June 30, 2026.

Enpro ended the second quarter with total debt of $575.5 million and cash and cash equivalents of $77.0 million, after reducing outstanding revolving debt by $30 million during the second quarter, resulting in a net leverage ratio of 1.6x to trailing twelve month adjusted EBITDA.

Quarterly Dividend

Enpro declared a regular quarterly dividend of $0.32 per share on July 30, 2026. The dividend is payable on September 16, 2026, to shareholders of record as of the close of business on September 2, 2026.

2026 Guidance Increase

Enpro is raising guidance for full-year 2026 and now expects revenue growth in the range of 14%-16%, adjusted EBITDA* in the range of $330 million to $340 million and adjusted diluted earnings per share* in the range of $9.30 to $9.80.

This compares to the prior guidance of revenue growth of 10%-14%, adjusted EBITDA* in the range of $315 million to $330 million and adjusted diluted earnings per share* in the range of $8.85 to $9.50 per share.

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Conference Call, Webcast Information, and Presentations

Enpro will hold a conference call today, August 4, at 8:30 a.m. Eastern Time to discuss second quarter 2026 financial results. Investors who wish to participate in the call should dial 1-877-407-0832 approximately 10 minutes before the call begins and provide conference access code 13750603. A live audio webcast of the call and accompanying slide presentation will be accessible from the company’s website, https://www.enpro.com. To access the earnings presentation, log on to the webcast by clicking the link on the company’s home page.

Segment Operating Performance Measure

The segment profitability metric used by management to allocate resources and assess segment performance is adjusted segment EBITDA, which is segment revenue reduced by operating expenses and other costs identifiable with the segment, excluding acquisition and divestiture expenses, restructuring expense, net, impairment charges, amortization of the fair value adjustment to acquisition date inventory, and depreciation and amortization. Segment non-operating expenses and income, corporate expenses, net interest expense, and income taxes are not included in the computation of adjusted segment EBITDA. Under U.S. generally accepted accounting principles (“GAAP”), the segment profitability metric used by management to allocate resources and assess segment performance is required to be disclosed in financial statement footnotes, and accordingly such metric as presented for each segment is not deemed to be a non-GAAP measure under applicable regulations of the Securities and Exchange Commission.

Non-GAAP Financial Information

This press release contains financial measures that have not been prepared in conformity with GAAP. They include adjusted net income, adjusted diluted earnings per share, adjusted EBITDA, adjusted EBITDA margin, total adjusted segment EBITDA, and free cash flow. Tables showing the reconciliation of these historical non-GAAP financial measures to the comparable GAAP measures are attached to the release. Adjusted EBITDA and adjusted diluted earnings per share anticipated for full-year 2026 are calculated in a manner consistent with the historical presentation of these measures in the attached tables. Because of the forward-looking nature of these estimates, it is impractical to present quantitative reconciliations of such measures to comparable GAAP measures, and accordingly no such GAAP measures are being presented.

Management believes these non-GAAP metrics are commonly used financial measures for investors to evaluate the company’s operating performance and, when read in conjunction with the company’s consolidated financial statements, present a useful tool to evaluate the company’s ongoing operations and performance from period to period. In addition, these are some of the factors the company uses in internal evaluations of the overall performance of its businesses. Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies.

Forward-Looking Statements and Guidance

Statements in this press release that express a belief, expectation, or intention, including increased 2026 guidance and other statements that are not historical fact, are forward-looking statements under the Private Securities Litigation Reform Act of 1995. They involve a number of risks and uncertainties that may cause actual events and results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: economic conditions in the markets served by the company’s businesses and the businesses of its customers, some of which are cyclical and experience periodic downturns and may be affected by the imposition or threat of imposition of tariffs; the impact of geopolitical activity on those markets and the global economy, including instabilities associated with the armed conflicts in the Middle East region, and impacts on shipping in that region, and in Ukraine and any conflict or threat of conflict that may affect Taiwan; uncertainties with respect to the imposition, or threat of imposition, of government tariffs, embargoes and other trade protection measures, such as “anti-dumping” duties applicable to classes of products, and import or export licensing requirements, as well as the

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imposition of trade sanctions against a class of products imported from or sold and exported to, or the loss of “normal trade relations” status with, countries in which the company conducts business, could significantly increase the company’s cost of products or otherwise reduce its sales and harm its business; uncertainties with respect to prices and availability of raw materials, including as a result of instabilities from geopolitical conflicts and the imposition of tariffs; uncertainties with respect to the company’s ability to achieve anticipated growth within the semiconductor, life sciences, and other technology-enabled markets, including uncertainties with respect to the timing of completion of facility expansions; the impact of fluctuations in relevant foreign currency exchange rates or unanticipated increases in applicable interest rates; unanticipated delays or problems in introducing new products; the impact from any pending or potential labor disputes; announcements by competitors of new products, services or technological innovations; changes in the company’s pricing policies or the pricing policies of its competitors; risks related to the reliance of the Advanced Surface Technologies segment on a small number of significant customers and the geographic concentration of those customers; uncertainties with respect to the company’s ability to identify and complete business acquisitions consistent with its strategy and to successfully integrate any businesses that it acquires; and uncertainties with respect to the amount of any payments required to satisfy contingent liabilities, including those related to discontinued operations, other divested businesses and discontinued operations of the company’s predecessors, including liabilities for certain products, environmental matters, employee benefit and statutory severance obligations and other matters. Enpro’s filings with the Securities and Exchange Commission, including its most recent Form 10-K and 10-Q reports, describe these and other risks and uncertainties in more detail. Enpro does not undertake to update any forward-looking statements made in this press release to reflect any change in management's expectations or any change in the assumptions or circumstances on which such statements are based.

Full-year guidance is subject to the risks and uncertainties discussed above and specifically excludes changes in the number of shares outstanding, impacts from future acquisitions, dispositions and related transaction costs, restructuring costs and the impact of changes in foreign exchange rates, in each case subsequent to June 30, 2026, and any incremental impact on demands and costs arising from tariffs announced, or trade tensions arising, subsequent to August 3, 2026.

About Enpro Inc.

Enpro is a leading industrial technology company focused on critical applications across many end-markets, including semiconductor, industrial process, commercial vehicle, sustainable power generation, aerospace, food and biopharma, photonics, and life sciences. Headquartered in Charlotte, North Carolina, Enpro is listed on the New York Stock Exchange under the symbol “NPO”. For more information, visit the company’s website at https://www.enpro.com.

Investor Contacts:	Joseph F. Bruderek
Executive Vice President and Chief Financial Officer

James M. Gentile
Vice President, Investor Relations
Enpro Inc.
Phone:	704-731-1527	5605 Carnegie Boulevard
Charlotte, North Carolina, 28209
Email:	investor.relations@enpro.com	www.enpro.com

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APPENDICES

Consolidated Financial Information and Reconciliations

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Enpro Inc.
Consolidated Statements of Operations (Unaudited)
For the Quarters and Six Months Ended June 30, 2026 and 2025
(In Millions, Except Per Share Data)
	Quarters Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2026	2025	2026	2025
Net sales	$338.8	$288.1	$641.8	$561.3
Cost of sales	189.8	163.3	362.8	318.3
Gross profit	149.0	124.8	279.0	243.0
Operating expenses:
Selling, general and administrative	89.8	79.2	175.1	154.9
Other	1.5	(0.1)	2.7	0.6
Total operating expenses	91.3	79.1	177.8	155.5
Operating income	57.7	45.7	101.2	87.5
Interest expense	(8.7)	(9.0)	(18.1)	(18.2)
Interest income	0.4	1.5	1.0	2.7
Other expense	(16.5)	(2.7)	(17.3)	(4.2)
Income before income taxes	32.9	35.5	66.8	67.8
Income tax expense	(5.8)	(9.1)	(12.3)	(16.9)
Net income	$27.1	$26.4	$54.5	$50.9

Basic earnings per share	$1.28	$1.26	$2.58	$2.42
Average common shares outstanding	21.1	21.0	21.1	21.0

Diluted earnings per share	$1.27	$1.25	$2.55	$2.40
Average common shares outstanding	21.4	21.2	21.4	21.2

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Enpro Inc.
Consolidated Statements of Cash Flows (Unaudited)
For the Six Months Ended June 30, 2026 and 2025
(In Millions)
	2026	2025
Operating activities
Net income	$54.5	$50.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	13.5	12.0
Amortization	41.1	38.4
Deferred income taxes	(1.1)	(1.1)
Stock-based compensation	9.7	7.2
Environmental reserve charges	16.1	—
Other non-cash adjustments	3.3	4.6
Change in assets and liabilities, net of effects of acquisition:
Accounts receivable, net	(37.2)	(21.6)
Inventories	(17.3)	(1.6)
Accounts payable	21.3	5.0
Other current assets and liabilities	(9.4)	(24.1)
Other non-current assets and liabilities	(3.6)	3.5
Net cash provided by operating activities	90.9	73.2
Investing activities
Purchases of property, plant and equipment	(27.8)	(17.9)
Payments for capitalized internal-use software	(1.7)	(2.5)
Redemption of short-term investments	3.4	—
Acquisitions, net of cash acquired	0.8	—
Payments for settlements of derivative contracts	(1.8)	—
Other	1.1	0.8
Net cash used in investing activities	(26.0)	(19.6)
Financing activities
Proceeds from debt	—	680.0
Repayments of debt	(80.1)	(851.5)
Debt issuance costs	—	(7.7)
Dividends paid	(13.8)	(13.2)
Incentive plan activity	(8.1)	(2.5)
Net cash used in financing activities	(102.0)	(194.9)
Effect of exchange rate changes on cash and cash equivalents	(0.6)	12.1
Net decrease in cash and cash equivalents	(37.7)	(129.2)
Cash and cash equivalents at beginning of period	114.7	236.3
Cash and cash equivalents at end of period	$77.0	$107.1
Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$17.2	$18.9
Income taxes, net of refunds	$10.2	$22.5

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Enpro Inc.
Consolidated Balance Sheets (Unaudited)
As of June 30, 2026 and December 31, 2025
(In Millions)
	June 30,	December 31,
	2026	2025
Current assets
Cash and cash equivalents	$77.0	$114.7
Accounts receivable, net	169.6	134.1
Inventories	169.6	153.8
Prepaid expenses and other current assets	39.0	35.1
Total current assets	455.2	437.7
Property, plant and equipment, net	228.3	221.5
Goodwill	1,065.2	1,064.8
Other intangible assets, net	783.3	823.5
Other assets	128.5	115.5
Total assets	$2,660.5	$2,663.0

Current liabilities
Current maturities of long-term debt	$0.2	$0.2
Accounts payable	86.7	71.6
Accrued expenses	112.6	116.9
Total current liabilities	199.5	188.7
Long-term debt	575.3	655.1
Deferred taxes	142.8	143.4
Other liabilities	155.5	131.9
Total liabilities	1,073.1	1,119.1

Shareholders’ equity
Common stock	0.2	0.2
Additional paid-in capital	335.4	333.3
Retained earnings	1,230.6	1,189.7
Accumulated other comprehensive income	22.4	21.9
Common stock held in treasury, at cost	(1.2)	(1.2)
Total shareholders’ equity	1,587.4	1,543.9
Total liabilities and equity	$2,660.5	$2,663.0

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Enpro Inc.
Segment Information (Unaudited)
For the Quarters and Six Months Ended June 30, 2026 and 2025
(Dollars In Millions)

Sales
	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Sealing Technologies	$216.2	$187.5	$415.2	$367.1
Advanced Surface Technologies	122.9	100.9	227.1	194.7
	339.1	288.4	642.3	561.8
Less: intersegment sales	(0.3)	(0.3)	(0.5)	(0.5)
Total Sales	$338.8	$288.1	$641.8	$561.3

Net income	$27.1	$26.4	$54.5	$50.9

Earnings before interest, income taxes, depreciation,
amortization and other selected items (Adjusted Segment EBITDA)
	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Sealing Technologies	$71.7	$63.3	$136.3	$122.0
Advanced Surface Technologies	29.4	19.8	53.7	40.3
Total Adjusted Segment EBITDA	$101.1	$83.1	$190.0	$162.3

Adjusted Segment EBITDA Margin
	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Sealing Technologies	33.2%	33.8%	32.8%	33.2%
Advanced Surface Technologies	23.9%	19.6%	23.6%	20.7%
Total Adjusted Segment EBITDA Margin	29.8%	28.8%	29.6%	28.9%

Reconciliation of Income, Net of Tax to Adjusted Segment EBITDA
	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net income	$27.1	$26.4	$54.5	$50.9
Income tax expense	(5.8)	(9.1)	(12.3)	(16.9)
Income before income taxes	32.9	35.5	66.8	67.8
Acquisition expenses	0.4	0.3	1.4	0.5
Amortization of the fair value adjustment to acquisition date inventory	0.1	—	3.3	—
Restructuring expense (income), net	0.1	(0.2)	0.1	0.5
Depreciation and amortization expense	27.1	25.2	54.6	50.4
Corporate expenses	15.7	12.1	29.4	23.4
Interest expense, net	8.3	7.5	17.1	15.5
Other expense, net	16.5	2.7	17.3	4.2
Adjusted Segment EBITDA	$101.1	$83.1	$190.0	$162.3

Adjusted Segment EBITDA is total segment revenue reduced by operating expenses and other costs identifiable with the segment, excluding acquisition expenses, restructuring expense, net, amortization of the fair value adjustment to acquisition date inventory, and depreciation and amortization.

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Restructuring expense (income), net in the table above for the quarter and six months ended June 30, 2025 includes income related to gains on the sale of fixed assets as a result of restructuring actions.

Corporate expenses include general corporate administrative costs. Corporate expenses also include $1.5 million and $2.7 million of restructuring expense for the quarters and six months ended June 30, 2026, respectively. Non-operating expenses not directly attributable to the segments, corporate expenses, net interest expense, and income taxes are not included in the computation of adjusted segment EBITDA. The accounting policies of the reportable segments are the same as those for the Company.

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Enpro Inc.
Adjusted Segment EBITDA Reconciling Items by Segment (Unaudited)
For the Quarters and Six Months Ended June 30, 2026 and 2025
(In Millions)

	Quarter Ended June 30, 2026
	Sealing Technologies	Advanced Surface Technologies	Total Segments
Acquisition expense	$0.4	$—	$0.4
Amortization of the fair value adjustment to acquisition inventory	$0.1	$—	$0.1
Restructuring expense	$0.1	$—	$0.1
Depreciation and amortization expense	$10.6	$16.5	$27.1

	Quarter Ended June 30, 2025
	Sealing Technologies	Advanced Surface Technologies	Total Segments
Acquisition expenses	$0.3	$—	$0.3
Restructuring expense (income), net	$(0.4)	$0.2	$(0.2)
Depreciation and amortization expense	$8.3	$16.9	$25.2

	Six Months Ended June 30, 2026
	Sealing Technologies	Advanced Surface Technologies	Total Segments
Acquisition expenses	$1.4	$—	$1.4
Amortization of the fair value adjustment to acquisition date inventory	$3.3	$—	$3.3
Restructuring expense	$0.1	$—	$0.1
Depreciation and amortization expense	$21.8	$32.8	$54.6

	Six Months Ended June 30, 2025
	Sealing Technologies	Advanced Surface Technologies	Total Segments
Acquisition expenses	$0.5	$—	$0.5
Restructuring expense (income), net	$(0.4)	$0.9	$0.5
Depreciation and amortization expense	$16.5	$33.9	$50.4

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Enpro Inc.
Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted Earnings Per Share (Unaudited)
For the Quarters and Six Months Ended June 30, 2026 and 2025
(In Millions, Except Per Share Data)
	Quarters Ended June 30,
	2026				2025
	$	Average common shares outstanding, diluted	Per Share		$	Average common shares outstanding, diluted	Per Share
Net income	$27.1	21.4	$1.27		$26.4	21.2	$1.25
Income tax expense	5.8				9.1
Income before income taxes	32.9				35.5

Adjustments from selling, general, and administrative:
Acquisition expenses	0.4				0.3
Amortization of acquisition-related intangible assets	19.9				19.1
Adjustments from other operating expense and cost of sales:
Restructuring expense (income), net	1.5				(0.1)
Amortization of the fair value adjustment to acquisition date inventory	0.1				—
Adjustments from other non-operating expense:
Environmental reserve adjustments	16.1				—
Costs associated with previously disposed businesses	0.1				0.4
Pension expense - non-service cost	0.1				0.8
Loss on extinguishment of debt	—				1.7
Reversal of an indemnification asset receivable[1]	0.9				0.5
Gain on pension settlement[2]	(0.9)				—
Other adjustments:
Other	0.3				(0.7)
Adjusted income before income taxes	71.4				57.5
Adjusted income tax expense	(17.9)				(14.4)
Adjusted net income	$53.5	21.4	$2.50	3	$43.1	21.2	$2.03	3

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	Six Months Ended June 30,
	2026				2025
	$	Average common shares outstanding, diluted	Per Share		$	Average common shares outstanding, diluted	Per Share
Net income	$54.5	21.4	$2.55		$50.9	21.2	$2.40
Income tax expense	12.3				16.9
Income before income taxes	66.8				67.8

Adjustments from selling, general, and administrative:
Acquisition expenses	1.4				0.5
Amortization of acquisition-related intangible assets	40.6				38.1
Adjustments from other operating expense and cost of sales:
Restructuring expense (income), net	2.7				0.6
Amortization of the fair value adjustment to acquisition date inventory	3.3				—
Adjustments from other non-operating expense:
Environmental reserve adjustments	16.1				—
Costs associated with previously disposed businesses	0.7				0.6
Pension expense - non-service cost	0.3				1.6
Loss on extinguishment of debt	—				1.7
Reversal of an indemnification asset receivable[1]	0.9				0.5
Gain on pension settlement[2]	(0.9)				—
Other adjustments:
Other	0.3				(0.3)
Adjusted income before income taxes	132.2				111.1
Adjusted income tax expense	(33.1)				(27.7)
Adjusted net income	$99.1	21.4	$4.64	3	$83.4	21.2	$3.93	3

Management of the Company believes that it would be helpful to the readers of the financial statements to understand the impact of certain selected items on the Company's reported income and diluted earnings per share, including items that may recur from time to time. The items adjusted for in this schedule are those that are excluded by management in budgeting or projecting for performance in future periods, as they typically relate to events specific to the period in which they occur. This presentation enables readers to better compare Enpro Inc. to other diversified industrial technology companies that do not incur the sporadic impact of restructuring activities, costs associated with previously disposed of businesses, acquisitions, or other selected items. Restructuring expense (income), net in the table above for the quarter and six months ended June 30, 2025 includes income related to gains on the sale of fixed assets as a result of restructuring actions.
Management acknowledges that there are many items that impact a company's reported results and this list is not intended to present all items that may have impacted these results.
The adjusted income tax expense presented above is calculated using a normalized company-wide effective tax rate excluding discrete items of 25.0%. Per share amounts were calculated by dividing by the weighted-average shares of diluted common stock outstanding during the periods.
1In connection with the acquisition of LeanTeq in 2019, we recognized a liability for uncertain tax positions and a related indemnification asset for the portion of that liability recoverable from the seller. We determined the statute of limitations expired on some of the uncertain tax positions in 2026 and, accordingly, removed a portion of the liability and receivable. The release of the related liability was recorded as part of our tax expense for quarter and six months ended June 30, 2026 and the reversal of the related receivable was recorded as an expense in other non-operating income (expense) on our consolidated statement of operations.
2The termination and settlement process for our defined benefit pension plan in the United States was substantially completed in the fourth quarter of 2025, resulting in the recognition of a non-cash settlement loss to recognize actuarial losses previously deferred in accumulated other comprehensive income on our consolidated balance sheet. In the second quarter of 2026, the annuity purchase to terminate the plan was finalized, which resulted in funds being credited back to residual pension assets. This resulted in a partial offset to the settlement loss recorded in 2025.
3Adjusted diluted earnings per share, which amounts were calculated by dividing by the weighted-average shares of diluted common stock outstanding during the periods.

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Enpro Inc.
Reconciliation of Net Income to Adjusted EBITDA (Unaudited)
For the Quarters and Six Months Ended June 30, 2026 and 2025
(In Millions)
	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net income	$27.1	$26.4	$54.5	$50.9

Adjustments to arrive at earnings before interest, income taxes, depreciation, amortization, and other selected items (Adjusted EBITDA):
Interest expense, net	8.3	7.5	17.1	15.5
Income tax expense	5.8	9.1	12.3	16.9
Depreciation and amortization expense	27.1	25.2	54.6	50.4
Restructuring expense (income), net	1.5	(0.1)	2.7	0.6
Environmental reserve adjustment	16.1	—	16.1	—
Costs associated with previously disposed businesses	0.1	0.4	0.7	0.6
Acquisition expenses	0.4	0.3	1.4	0.5
Pension expense - non-service cost	0.1	0.8	0.3	1.6
Amortization of the fair value adjustment to acquisition date inventory	0.1	—	3.3	—
Loss on extinguishment of debt	—	1.7	—	1.7
Reversal of an indemnification asset receivable[1]	0.9	0.5	0.9	0.5
Gain on pension settlement[2]	(0.9)	—	(0.9)	—
Other	0.3	(0.7)	0.3	(0.3)
Adjusted EBITDA	$86.9	$71.1	$163.3	$138.9

1In connection with the acquisition of LeanTeq in 2019, we recognized a liability for uncertain tax positions and a related indemnification asset for the portion of that liability recoverable from the seller. We determined the statute of limitations expired on some of the uncertain tax positions in 2026 and, accordingly, removed a portion of the liability and receivable. The release of the related liability was recorded as part of our tax expense for quarter and six months ended June 30, 2026 and the reversal of the related receivable was recorded as an expense in other non-operating income (expense) on our consolidated statement of operations.
2The termination and settlement process for our defined benefit pension plan in the United States was substantially completed in the fourth quarter of 2025, resulting in the recognition of a non-cash settlement loss to recognize actuarial losses previously deferred in accumulated other comprehensive income on our consolidated balance sheet. In the second quarter of 2026, the annuity purchase to terminate the plan was finalized, which resulted in funds being credited back to residual pension assets. This resulted in a partial offset to the settlement loss recorded in 2025.

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Enpro Inc.
Reconciliation of Free Cash Flow (Unaudited)
(In Millions)

Free Cash Flow - Six Months Ended June 30, 2026
Net cash provided by operating activities	$90.9
Purchases of property, plant, and equipment	(27.8)
Payments for capitalized internal-use software	(1.7)
Free cash flow	$61.4

Free Cash Flow - Six Months Ended June 30, 2025
Net cash provided by operating activities	$73.2
Purchases of property, plant, and equipment	(17.9)
Payments for capitalized internal-use software	(2.5)
Free cash flow	$52.8